SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 13, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2

Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED MARCH 13, 2003
EX-99.2 FINANCIAL TABLES ACCOMPANYING EXHIBIT 99.1
EX-99.3 QUARTERLY INFORMATION FOR 2002 AND 2001

        All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding WebMD’s guidance on future financial results and other projections or measures of future performance of WebMD; the amount and timing of the benefits expected from strategic initiatives and acquisitions; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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         This Current Report on Form 8-K includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: income before interest, taxes, restructuring, non-cash and other items and income before taxes, restructuring, non-cash and other items and related per share amounts. WebMD believes that the presentation of those non-GAAP measures, and changes in those measures, provides additional information that may be useful to investors. The tables included in Exhibit 99.2 hereto contain GAAP financial measures and a reconciliation between GAAP and non-GAAP financial measures.

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                 ITEM 5.                 OTHER EVENTS

         On March 13, 2003, WebMD Corporation announced the following information regarding its results for the quarter and year ended December 31, 2002:

Revenue for the December 2002 quarter was $241.4 million compared to $223.5 million a year ago, an increase of 8%. Income before taxes, restructuring, non-cash and other items for the December 2002 quarter was $37.6 million or $0.13 per share compared to $1.0 million or $0.00 per share a year ago. Net loss for the December 2002 quarter was ($2.4) million or ($0.01) per share compared to ($199.5) million or ($0.62) per share a year ago.

Revenue for the year ended December 31, 2002 was $925.9 million compared to $901.0 million a year ago, an increase of 2.8%. Income before taxes, restructuring, non-cash and other items for the year ended December 31, 2002 was $106.9 million or $0.35 per share compared to a loss of ($51.2) million or ($0.15) per share a year ago. Net loss for the year ended December 31, 2002 was ($49.7) million or ($0.16) per share compared to ($6.672) billion or ($19.14) per share a year ago.

As previously announced, WebMD terminated its plan to divest Porex, its plastic technologies business. Porex had been classified as an asset held for sale in WebMD’s financial statements. WebMD has now reclassified Porex as a continuing operation in its financial results for the current and prior periods. Porex is now shown as a business segment and its revenues, expenses, net income, balance sheet and cash flows are now included in WebMD’s consolidated financial statements. Additionally, on January 1, 2002, WebMD adopted SFAS No. 142 which eliminated the amortization of goodwill. Assuming the provisions of SFAS No. 142 were in effect on January 1, 2001, the pro forma net loss for the quarter and year ended December 31, 2001 was ($109.5) million or ($0.34) per share and ($4.45) billion or ($12.77) per share, respectively.

WebMD Envoy revenues were $116.7 million for the December 2002 quarter, an increase of 3.1% from last year. Excluding the impact on revenues from an exited non-strategic relationship and a postal rate increase which was effective as of July 1, 2002, revenues increased 6.5% from last year. Effective January 1, 2002, as required by EITF 01-14, revenues and expenses reflect the reclassification of expenses related to postage associated with WebMD’s automated patient billing services as a component of revenue and cost of operations. Prior period results have been reclassified to be consistent with current periods. Income before interest, taxes, restructuring, non-cash and other items was $25.0 million, an increase of $11.4 million or 83.9% from last year reflecting the benefits of WebMD’s restructuring efforts and the inherent leverage in its infrastructure.

WebMD Medical Manager revenues were $72.6 million for the December 2002 quarter, an increase of 10.8% from last year, reflecting increased network services revenues and maintenance fees. Income before interest, taxes, restructuring, non-cash and other items was $7.0 million, an increase of $1.5 million or 27.8% from last year reflecting the incremental margin from the higher sales, offset in part by a continued investment in infrastructure supporting its new product rollout initiatives.

WebMD Health revenues were $29.3 million for the December 2002 quarter, an increase of 46.0% from last year. Income before interest, taxes, restructuring, non-cash and other items was $9.1 million, an improvement of $21.7 million from last year. The improvement reflects margins from incremental revenues, the consolidation of the technology platforms and improvements in content and promotional expenses.

Porex revenues were $28.2 million for the December 2002 quarter, a decrease of $863,000 from last year. Income before taxes, restructuring, non-cash and other items was $6.7 million, a decrease of $569,000 from last year. The decrease in revenues and earnings reflected the impact of increased competitive pressures in certain Porex markets.

As of December 31, 2002, WebMD had $639.7 million in cash and short and long-term marketable debt securities.

         Attached hereto as Exhibit 99.2 and incorporated by reference herein are financial tables that accompanied the press release issued by WebMD announcing the above information.

                 ITEM 7.                 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
The following exhibits are filed herewith:
	99.1	Press Release issued by WebMD Corporation, dated March 13, 2003
	99.2	Financial Tables Accompanying Exhibit 99.1
	99.3	Quarterly Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation

                 ITEM 9.                 REGULATION FD DISCLOSURE

         Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release issued by WebMD Corporation on March 13, 2003 regarding its results for the quarter and year ended December 31, 2003.

         As previously announced, in February 2003, WebMD terminated its divestiture efforts related to Porex, its Plastic Technologies segment. Attached hereto as Exhibit 99.3 and incorporated by reference herein is quarterly information for 2002 and 2001, as posted by WebMD on its Web site, in which the related assets, liabilities and results of operations have been reclassified to reflect Porex as a continuing operation for all periods presented.

         Exhibits 99.1 and 99.3 are being furnished, solely for purposes of Regulation FD, and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD Corporation that incorporates this Report by reference.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: March 14, 2003	By: /s/ LEWIS H. LEICHER Lewis H. Leicher Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by WebMD Corporation, dated March 13, 2003
99.2	Financial Tables Accompanying Exhibit 99.1
99.3	Quarterly Information for 2002 and 2001 Reflecting Reclassification of Porex as a Continuing Operation